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                                                                   Exhibit 99.13

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                            SAFECO COMMON STOCK TRUST
                                 CLASS A SHARES

                                    EXHIBIT A

This Plan of Distribution for Class A shares pursuant to Rule 12b-1 applies to the following Series:

     1.   Safeco Growth Opportunities Fund

     2.   Safeco Core Equity Fund

     3.   Safeco Large-Cap Value Fund

     4.   Safeco Multi-Cap Core Fund

     5.   Safeco International Stock Fund

     6.   Safeco Balanced Fund

     7.   Safeco Small-Cap Value Fund

     8.   Safeco Large-Cap Growth Fund


As of October 1, 2003

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                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                            SAFECO COMMON STOCK TRUST
                                 CLASS B SHARES

                                    EXHIBIT A

This Plan of Distribution for Class B shares pursuant to Rule 12b-1 applies to the following Series:

     1.   Safeco Growth Opportunities Fund

     2.   Safeco Core Equity Fund

     3.   Safeco Large-Cap Value Fund

     4.   Safeco Multi-Cap Core Fund

     5.   Safeco International Stock Fund

     6.   Safeco Balanced Fund

     7.   Safeco Small-Cap Value Fund

     8.   Safeco Large-Cap Growth Fund


As of October 1, 2003

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                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                            SAFECO COMMON STOCK TRUST
                                 CLASS C SHARES

                                    EXHIBIT A

This Plan of Distribution for Class C shares pursuant to Rule 12b-1 applies to the following Series:

     1.   Safeco Growth Opportunities Fund

     2.   Safeco Core Equity Fund

     3.   Safeco Large-Cap Value Fund

     4.   Safeco Multi-Cap Core Fund

     5.   Safeco International Stock Fund

     6.   Safeco Balanced Fund

     7.   Safeco Small-Cap Value Fund

     8.   Safeco Large-Cap Growth Fund


As of October 1, 2003